Exhibit 3.2

SECOND AMENDED AND RESTATED BYLAWS

OF

THE MEDICINES COMPANY
(Approved and Adopted as of December 18, 2015)

TABLE OF CONTENTS
Page
ARTICLE I
STOCKHOLDERS
ARTICLE II
DIRECTORS

ARTICLE III
OFFICERS
ARTICLE IV
CAPITAL STOCK

Section 4.01	Issuance of Stock	16
Section 4.02	Certificates of Stock	16
Section 4.03	Transfers	16
Section 4.04	Lost, Stolen or Destroyed Certificates	17
Section 4.05	Record Date	17
ARTICLE V
GENERAL PROVISIONS
ARTICLE VI
AMENDMENTS

Section 6.01	Amendments	20

ARTICLE I

STOCKHOLDERS

Section 1.01                             Place of Meetings; Remote Communication.  All meetings of stockholders of The Medicines Company (the “ Corporation ”) shall be held at such place within or without the State of Delaware as may be designated from time to time by the Board of Directors of the Corporation (the “ Board of Directors ”); provided that the Board of Directors may, in its sole discretion, determine that any meeting shall not be held at any place, but shall instead be held solely by means of remote communication in accordance with the requirements of the General Corporation Law of the State of Delaware (the “ DGCL ”).

Section 1.02                             Annual Meeting.  The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such date and at such time as may be designated by the Board of Directors and stated in the notice of the meeting.

Section 1.03                             Notice of Business to be Brought Before an Annual Meeting.

(a)                                 At any annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be (i) brought before the meeting by the Corporation and specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by a stockholder who (A) was a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in Section 1.03(b)  and at the time of the annual meeting, (B) is entitled to vote at the annual meeting and (C) has complied with this Section 1.03 as to such business.  Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “ Exchange Act ”), and included in the Corporation’s notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of stockholders.  Notwithstanding anything in these Second Amended and Restated Bylaws (the “ Bylaws ”) to the contrary, no business shall be conducted at an annual meeting except in accordance with this Section 1.03 .  Stockholders seeking to nominate persons for election to the Board of Directors must comply with Section 1.05 and this Section 1.03 shall not be applicable to nominations except as expressly provided in Section 1.05 .

(b)                                 Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must provide (i) Timely Notice (as defined in this Section 1.03(b) ) thereof in writing and in proper form to the Secretary of the Corporation (the “ Secretary ”) and (ii)  any updates and supplements to such notice at the times and in the forms required by Section 1.03(e) .  To be timely, a stockholder’s notice of business proposed to be brought before an annual meeting must be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided , however , that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date or if no annual meeting was held in the prior year, notice by the stockholder, to be timely, must be so delivered not earlier than the one hundred twentieth (120th) day prior to the date of such annual meeting and not later than the ninetieth (90th) day prior to the date of such annual meeting or, if later, the tenth (10th) day following the day on which “public disclosure” (as defined in Section 1.07(c) ) of the date of such annual meeting is first made by the Corporation (such notice within such time periods, “ Timely Notice ”).  In no event shall any adjournment or postponement of an annual meeting, or the announcement thereof, commence a new time period (or extend the time period) for the giving of Timely Notice as described above.

(c)                                  To be in proper form for purposes of this Section 1.03, a stockholder’s notice of business proposed to be brought before an annual meeting shall set forth:

(i)                         As to each Proposing Person (as defined in Section 1.03(d)), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records) and (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “ Stockholder Information ”);

(ii)                      As to each Proposing Person, (A) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of the Corporation, including due to the fact that the value of such derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any shares of any class or series of the Corporation, or which derivative, swap or other transaction or series of transactions provides, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the Corporation (any of the foregoing, a “ Synthetic Equity Interest ”), which Synthetic Equity Interest shall be disclosed without regard to whether (1) the derivative, swap or other transaction or series of transactions conveys any voting rights in such shares to such Proposing Person, (2) the derivative, swap or other transaction or series of transactions is required to be, or is capable of being, settled through delivery of such shares or (3) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transaction or series of transactions, (B) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of the Corporation, (C) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, entered into or engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to shares of any class or series of the Corporation, or that provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of shares of any class or series of the Corporation (any of the foregoing, a “ Short Interest ”), (D) any performance-related fees (other than an asset-based fee) to which such Proposing Person is entitled based on any increase or decrease in the price or value of shares of any class or series of the Corporation, or any Synthetic Equity Interest or Short Interest, (E) any significant equity interest or any Synthetic Equity Interest or Short Interest in any principal competitor of the Corporation held by such Proposing Person, (F) any direct or indirect interest of such Proposing Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (G) any pending or threatened litigation in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (H) any material transaction occurring, in whole or in part, during the then immediately preceding twelve (12) month period between such Proposing Person, on the one hand, and the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation, on the other hand and (I) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a)  of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (I) are referred to as “ Disclosable Interests ”); provided , however , that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and

(iii)                   As to each item of business that the stockholder proposes to bring before an annual meeting, (A) a reasonably detailed description of such business, the reason or reasons for conducting such business at the meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration) and (C) a reasonably detailed description of all contracts, agreements, arrangements and understandings between or among any (1) of the Proposing Persons or (2) Proposing Person and any other person or persons (including their names), in each case in connection with the proposal of such business by such stockholder.

(d)                                 For purposes of this Section 1.03, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) any beneficial owner or beneficial owners, if different, on whose behalf such business is proposed to be brought before the meeting and (iii) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such stockholder or beneficial owner.

(e)                                  A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the annual meeting and as of the date that is ten (10) business days prior to the annual meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the annual meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the annual meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the annual meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the annual meeting or any adjournment or postponement thereof).

(f)                                   Notwithstanding anything in these Bylaws to the contrary, except as otherwise required by law, if the stockholder (or a Qualified Representative (as defined in this Section 1.03(f) ) of such stockholder) giving notice of business proposed to be brought before an annual meeting of stockholders does not appear at such annual meeting to present such proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of these Bylaws, to be considered a “ Qualified Representative ” of the stockholder, a person must be authorized by a writing executed by such stockholder, or an electronic transmission delivered by such stockholder, to act for such stockholder as proxy at the annual meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the annual meeting.

Section 1.04                             Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, but such special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

Section 1.05                             Notice of Director Nominations.

(a)                                 Nominations of any person for election to the Board of Directors at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the Corporation’s notice of such special meeting given by or at the direction of the Board of Directors) may be made at such meeting only (i) by or at the direction of the Board of Directors or (ii) by any stockholder who (A) was a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in Section 1.05(b)  and at the time of the meeting, (B) is entitled to vote at the meeting and (C) has complied with this Section 1.05 as to such nomination. The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person for election to the Board of Directors at an annual meeting or special meeting.

(b)                                 Without qualification, for a stockholder to make any nomination of a person for election to the Board of Directors at an annual meeting, the stockholder must (i) deliver Timely Notice (as defined in Section 1.03(b) ) thereof in writing and in proper form to the Secretary at the principal executive offices of the Corporation and (ii) provide any updates and supplements to such notice at the times and in the forms required by Section 1.05(e) .  Without qualification, if the election of directors is a matter specified in the Corporation’s notice of a special meeting given by or at the direction of the Board of Directors, then for a stockholder to make any nomination of a person or persons (as the case may be) for election to the Board of Directors as specified in the Corporation’s notice of meeting, such stockholder must (i) deliver timely notice thereof in writing and in proper form to the Secretary at the principal executive offices of the Corporation and (ii) provide any updates and supplements to such notice at the times and in the forms required by Section 1.05(e) .  To be timely, a stockholder’s notice for nomination(s) to be made at a special meeting must be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to the date of such special meeting and not later than the ninetieth (90th) day prior to the date of such special meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such special meeting was first made by the Corporation.  In no event shall any adjournment of an annual meeting or special meeting, or the announcement thereof, commence a new time period (or extend the time period) for the giving of a stockholder’s notice as described above.

(c)                                  To be in proper form for purposes of this Section 1.05, a stockholder’s notice for nominations to be made at an annual meeting or a special meeting shall:

(i)                         As to each Nominating Person (as defined in Section 1.05(d)), set forth the Stockholder Information (as defined in Section 1.03(c)(i) , except that, for purposes of this Section 1.05 (c)(i) , the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 1.03(c)(i) );

(ii)                      As to each Nominating Person, set forth any Disclosable Interests (as defined in Section 1.03(c)(ii) , except that, for purposes of this Section 1.05(c)(ii) , the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 1.03(c)(ii)  and the disclosure in clause (I) of Section 1.03(c)(ii)  shall be made with respect to the election of directors at the meeting);

(iii)                   As to each person whom a Nominating Person proposes to nominate for election as a director, set forth (A) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 1.05(c)  if such proposed nominee were a Nominating Person, (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among any Nominating Person, on the one hand, and each proposed nominee or any of his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (i) through (iii) are referred to as “ Nominee Information ”); and

(iv)                  With respect to each nominee for election or reelection to the Board of Directors, include a completed and signed questionnaire and a completed and signed representation and agreement as required by Section 1.06 .

The Corporation may require any proposed nominee to furnish such other information (i) as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or (ii) that could be material to a reasonable stockholder’s understanding of the independence, or lack of independence, of such proposed nominee.

(d)                                 For purposes of this Section 1.05, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made and (iii) any affiliate or associate of such stockholder or beneficial owner.

(e)                                  A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 1.05 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(f)                                   Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with this Section 1.05 .

Section 1.06                             Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a proposed nominee must deliver (in accordance with the time periods prescribed for delivery of a stockholder’s notice under Section 1.05(b)) , to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such proposed nominee (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in form provided by the Secretary upon written request) that such proposed nominee (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “ Voting Commitment ”) that has not been fully disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (ii) is not, and will not become a party to, any agreement, arrangement or understanding with any person other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been fully disclosed to the Corporation and (iii) in such proposed nominee’s individual capacity and on behalf of any person on whose behalf the nomination is made, would be in compliance, if elected as a director of the Corporation, and will comply, with the Corporation’s Corporate Governance Guidelines and Global Code of Conduct and Ethics, including all applicable, publicly disclosed conflict of interest, confidentiality, stock ownership and insider trading policies and guidelines of the Corporation.

Section 1.07                             Additional Meeting Related Matters.

(a)                                 Except as otherwise provided by law or the Certificate of Incorporation, the chairman of any annual or special meeting of the stockholders shall have the power and duty to determine whether any nomination to be made at, or any other business proposed to be brought before, the meeting has been made, proposed or brought, as the case may be, in compliance with these Bylaws and, if any such nomination or other proposed business is not in compliance with these Bylaws, to declare that such defective nomination or proposal of other business shall be disregarded.

(b)                                 Notwithstanding anything in these Bylaws to the contrary, a stockholder giving notice of a nomination to be made at, or any other business proposed to be brought before, an annual or special meeting of the stockholders shall also comply with all applicable requirements of the Exchange Act with respect to such nomination or business, as the case may be; provided , however , that any references in these Bylaws to the Exchange Act are not intended to and shall not limit the separate and additional requirements set forth in these Bylaws with respect to nominations or proposals of other business.  Nothing in these Bylaws shall be deemed to affect any rights of (i) any stockholder to request inclusion of proposals in the Corporation’s proxy statement in accordance with Rule 14a-8 under the Exchange Act or (ii) any holder of any series of preferred stock of the Corporation if and to the extent provided under law or the Certificate of Incorporation.  Subject to Rule 14a-8 under the Exchange Act, nothing in these Bylaws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of a person for election to the Board of Directors or any proposal of other business.

(c)                                  For purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

Section 1.08                             Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of stockholders, whether annual or special, shall be given not less than 10 nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notices of all meetings shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present and vote at such meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If mailed, notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.  If given by electronic transmission, such notice shall be deemed given at the time set forth in the DGCL.

Section 1.09                             Voting List. The Secretary shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (b) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be inspected by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network. The Corporation shall be entitled to consider the list as the sole evidence of the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of the stockholders.

Section 1.10                             Quorum.  Except as otherwise provided by law or the Certificate of Incorporation, the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business.  A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.  If a quorum is not present or represented at any meeting of the stockholders, the chairman of the meeting shall have power to adjourn the meeting to another place, if any, date and time.

Section 1.11                             Adjournments.  When a meeting is adjourned to another place, date or time, notice need not be given of the adjourned meeting if the place, if any, date and time thereof, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken; provided , however , that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date and time of the adjourned meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity with these Bylaws.  At any adjourned meeting, any business may be transacted that might have been transacted at the original meeting.

Section 1.12                             Voting and Proxies.  Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided by law or the Certificate of Incorporation. Each stockholder of record entitled to vote at a meeting of stockholders may vote in person or may authorize another person or persons to vote for such stockholder by a proxy executed in writing (or in such other manner permitted by the General Corporation Law of Delaware) by the stockholder or the stockholder’s authorized agent and delivered (including by electronic transmission) to the Secretary of the Corporation. No such proxy shall be voted or acted upon after three years from its date, unless the proxy expressly provides for a longer period.

Section 1.13                             Action at Meeting.

(a)                                 When a quorum is present at any meeting, any matter to be voted upon by the stockholders at such meeting, other than the election of directors, shall be decided by the affirmative vote of the holders of a majority of the stock present or represented by proxy and voting on such matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented by proxy and voting on such matter), except when a different vote is required by law or the Certificate of Incorporation.

(b)                                 Other than in a Contested Election Meeting (as defined in this Section 1.13(b)), when a quorum is present at any meeting, a nominee for election as a director at such meeting shall be elected to the Board of Directors if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election (with “abstentions” and “broker non-votes” not counted as a vote “for” or “against” such nominee’s election). In a Contested Election Meeting, when a quorum is present at the meeting, directors shall be elected by a plurality of the votes cast by the stockholders entitled to vote on the election at such Contested Election Meeting. A meeting of stockholders shall be a “ Contested Election Meeting ” if the number of nominees for election as directors exceeds the number of directors to be elected at such meeting, as of the tenth (10 th ) day preceding the date of the Corporation’s first notice to stockholders of such meeting sent pursuant to Section 1.08 of these Bylaws (the “ Determination Date ”); provided, however, that if in accordance with Section 1.05 of these Bylaws stockholders are entitled to nominate persons for election as a director after the otherwise applicable Determination Date, the Determination Date will instead be the last day on which stockholders are entitled to nominate persons for election as director.

Section 1.14                             Conduct of Meetings.

(a)           Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his or her absence by the Chief Executive Officer, or in the absence of both of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen by vote of a majority of the stock present in person or represented by proxy at the meeting and entitled to vote.  The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting shall appoint another person to act as secretary of the meeting.

(b)                                 The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by participants; and (vi) rules for  the opening and closing of the polls for balloting on matters which are to be voted on by ballot.  Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(c)                                  The chairman of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. If no announcement is made, the polls shall be deemed to have opened when the meeting is convened and closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted.

(d)                                 In advance of any meeting of stockholders, the Board of Directors, the Chairman of the Board or the Chief Executive Officer shall appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is present, ready and willing to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s  ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote in completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.  The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of inspectors.

Section 1.15                             No Action by Written Consent in Lieu of a Meeting.  Stockholders of the Corporation may not take any action by written consent in lieu of a meeting.

ARTICLE II

DIRECTORS

Section 2.01                             General Powers.  The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the Corporation except as otherwise provided by law or the Certificate of Incorporation.  In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

Section 2.02                             Number, Election and Qualification.  The number of directors which shall constitute the whole Board of Directors shall be determined from time to time by resolution of the Board of Directors, but in no event shall be less than three.  The directors shall be elected at the annual meeting of stockholders (or at a special meeting of stockholders, but only if the election of directors is a matter specified in the Corporation’s notice of such special meeting given by or at the direction of the Board of Directors) by such stockholders as have the right to vote on such election. Directors need not be stockholders of the Corporation.

Section 2.03                             Classes of Directors. The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the authorized number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class I, and if such fraction is two-thirds, one of the extra directors shall be a member of Class I and one of the extra directors shall be a member of Class II, unless otherwise provided by resolution of the Board of Directors.

Section 2.04                             Terms of Office.  Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each initial director in Class I shall serve for a term expiring at the Corporation’s annual meeting of stockholders held in 2001; each initial director in Class II shall serve for a term expiring at the Corporation’s annual meeting of stockholders held in 2002; and each initial director in Class II shall serve for a term expiring at the Corporation’s annual meeting of stockholders held in 2003 provided further, that the term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, resignation or removal.

Section 2.05                             Allocation of Directors Among Classes in the Event of Increases or Decreases in the Authorized Number of Directors .  In the event of any increase or decrease in the authorized number of directors, (a) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his or her current term, subject to his or her earlier death, resignation or removal and (b) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors in accordance with the provisions of Section 2.03 .

To the extent possible, consistent with the provisions of Section 2.03, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution of the Board of Directors.

Section 2.06                             Quorum.  A majority of the directors at any time in office shall constitute a quorum for the transaction of business.  In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each director so disqualified, provided that in no case shall less than one-third of the number of directors fixed pursuant to Section 2.02 constitute a quorum. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

Section 2.07                             Action at Meeting.  Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law, by the Certificate of Incorporation or by these Bylaws.

Section 2.08                             Removal.  Directors of the Corporation may be removed only for cause by the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors.

Section 2.09                             Vacancies.  Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected to hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal.

Section 2.10                             Resignation.  Any director may resign by delivering his or her resignation in writing or by electronic transmission to the Corporation at its principal office or to the Chairman of the Board, the Chief Executive Officer or the Secretary. Such resignation shall be effective when delivered unless it is specified to be effective at some later time or upon the happening of some later event.

Section 2.11                             Chairman of the Board.  The Board of Directors may appoint from its members a Chairman of the Board.  The Chairman of the Board shall, if present and acting, preside at meetings of the Board of Directors.  Otherwise, the Chief Executive Officer, if present, or another director chosen by the Board of Directors shall preside.  The Chairman of the Board shall have such powers and perform such other duties as are assigned by the Board of Directors.

Section 2.12                             Regular Meetings.  Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall be determined from time to time by resolution of the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the resolution. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

Section 2.13                             Special Meetings.  Special meetings of the Board of Directors may be held at any time and place, within or without the State of Delaware, designated in a call by (a) the Chairman of the Board or (b) a majority of the directors then in office by written request to the Secretary.

Section 2.14                             Notice of Special Meetings.  Notice of any special meeting of directors shall be given to each director by the Secretary. Notice shall be duly given to each director (a) by giving notice to such director in person or by telephone at least 24 hours in advance of the meeting, (b) by sending a telegram, telecopy, telex or electronic mail, or delivering written notice by hand, to his or her last known business, home or electronic mail address at least 48 hours in advance of the meeting or (c) by sending written notice, via first-class mail or reputable overnight courier, to his or her last known business or home address at least 5 days in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

Section 2.15                             Meetings by Telephone Conference Calls.  Directors may participate in meetings of the Board of Directors or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

Section 2.16                             Action by Written Consent.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent to the action in writing or by electronic transmission, and the writing or electronic transmission are filed with the minutes of proceedings of the Board or committee.  Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event), no later than sixty (60) days after such instruction is given or such provision is made and such consent shall be deemed to have been given for purposes of this Section 2.16 at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective.

Section 2.17                             Committees.  The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the Board of Directors.

Section 2.18                             Compensation of Directors.  Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.

ARTICLE III

OFFICERS

Section 3.01                             Titles.  The officers of the Corporation shall consist of a Chief Executive Officer, a Secretary, a Treasurer and such other officers with such other titles as the Board of Directors may determine, including a President, a Chief Operating Officer, a Chief Financial Officer and one or more Vice Presidents, Assistant Treasurers, and Assistant Secretaries. The Board of Directors may appoint such other officers as it may deem appropriate.

Section 3.02                             Election.  The Chief Executive Officer, Treasurer and Secretary shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. Other officers may be appointed by the Board of Directors at such meeting or at any other meeting.

Section 3.03                             Qualification.  No officer need be a stockholder. Any two or more offices may be held by the same person.

Section 3.04                             Tenure.  Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, each officer shall hold office until his or her successor is elected and qualified, unless a different term is specified in the resolution electing or appointing such officer, or until such officer’s earlier death, resignation or removal.

Section 3.05                             Resignation and Removal.  Any officer may resign by delivering his or her written resignation to the Corporation at its principal office or to the Chairman of the Board, the Chief Executive Officer or the Secretary. Such resignation shall be effective when delivered unless it is specified to be effective at some later time or upon the happening of some later event.

Any officer may be removed at any time, with or without cause, by vote of a majority of the directors then in office.

Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his or her resignation or removal, or any right to damages on account of such removal, whether his or her compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the Corporation.

Section 3.06                             Vacancies.  The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any office. Each such successor shall hold office for the unexpired term of his or her predecessor and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

Section 3.07                             Chief Executive Officer.  Unless the Board of Directors assigns to the Chairman of the Board the general charge and supervision of the business and affairs of the Corporation, the Chief Executive Officer shall have general charge and supervision of the business and affairs of the Corporation, subject to the direction of the Board of Directors. The Chief Executive Officer shall have such other powers and perform such other duties or as the Board of Directors shall from time to time prescribe.

Section 3.08                             Vice Presidents.  Any Vice President shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

Section 3.09                             Secretary and Assistant Secretaries.  The Secretary shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe. In addition, the Secretary shall give notices of all meetings of stockholders and special meetings of the Board of Directors, attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, maintain a stock ledger and prepare lists of stockholders and their addresses as required, be custodian of corporate records and the corporate seal and affix and attest to the same on documents.

Any Assistant Secretary shall have such powers and perform such duties as the Board of Directors, the Chief Executive Officer or the Secretary may from time to time prescribe. In the event of the absence, death, resignation or removal of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) or such other persons as the Board of Directors shall designate shall have the powers and perform the duties of the Secretary.

In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the chairman of the meeting shall designate a temporary secretary to keep a record of the meeting.

Section 3.10                             Treasurer and Assistant Treasurers.  The Treasurer shall have such powers and perform such duties as the Board of Directors or Chief Executive Officer may from time to time prescribe.

The Assistant Treasurers shall have such powers and perform such duties as the Board of Directors, the Chief Executive Officer, or the Treasurer may from time to time prescribe. In the event of the absence, death, resignation or removal of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors) or such other persons as the Board of Directors shall designate shall have the powers and perform the duties of the Treasurer.

Section 3.11                             Salaries.  Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

ARTICLE IV

CAPITAL STOCK

Section 4.01                             Issuance of Stock.  Except as otherwise provided by law and subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any unissued balance of the authorized capital stock of the Corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.

Section 4.02                             Certificates of Stock.  Every holder of stock of the Corporation shall be entitled to have a certificate, in such form as may be prescribed by law and approved, from time to time, by the Board of Directors, certifying the number and class of shares owned by such holder in the Corporation.

Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, these Bylaws, applicable securities laws or any agreement among any number of stockholders or among such holders and the Corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

There shall be set forth on the face or back of each certificate representing shares of each class or series of stock of the Corporation a statement that the Corporation will furnish without charge to each stockholder who so requests a copy of the full text of the powers, designations, preferences and relative, participating, optional or other special rights of such class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 4.03                             Transfers.  Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the

Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

Section 4.04                             Lost, Stolen or Destroyed Certificates.  The Corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board of Directors may require for the protection of the Corporation or any transfer agent or registrar.

Section 4.05                             Record Date.  The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of any meeting of stockholders, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action to which such record date relates.  If the Board of Directors so fixes such a date for the purpose of determining the stockholders entitled to notice of any meeting of stockholders, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes the record date, that a later date on or before the date of the meeting shall be the date for determining the stockholders entitled to vote at such meeting.

If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. If no record date is fixed, the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting in accordance with the foregoing provisions.

ARTICLE V

GENERAL PROVISIONS

Section 5.01                             Fiscal Year.  Except as from time to time otherwise designated by the Board of Directors, the fiscal year of the Corporation shall begin on the first day of January of each year and end on the last day of December in each year.

Section 5.02                             Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board of Directors.

Section 5.03                             Execution of Instruments.  The Chief Executive Officer and the Secretary shall each, acting singly, have power and authority to execute and deliver on behalf and in the name of the Corporation any instrument requiring the signature of an officer of the Corporation which may be authorized by the Board of Directors, except where the execution and delivery of such an instrument shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The other officers of the Corporation may execute and deliver on behalf and in the name of the Corporation any instrument requiring the signature of an officer of the Corporation when so authorized by the Board of Directors.

Section 5.04                             Waiver of Notice.  Whenever any notice whatsoever is required to be given by law, by the Certificate of Incorporation or by these Bylaws, a written waiver of such notice, signed by the person entitled to such notice, or a waiver by electronic transmission by the person entitled to such notice, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy (except as provided by law), shall be deemed equivalent to such notice.

Section 5.05                             Voting of Securities.  Except as the Board of Directors may otherwise designate, the Chief Executive Officer, the Secretary or the Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this Corporation (with or without power of substitution) at any meeting of stockholders or shareholders of any other Corporation or organization, the securities of which may be held by this Corporation.

Section 5.06                             Evidence of Authority.  A certificate by the Secretary, or an Assistant Secretary, or a temporary secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

Section 5.07                             Certificate of Incorporation.  All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and in effect from time to time.

Section 5.08                             Transactions with Interested Parties.  No contract or transaction between the Corporation and one or more of the directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors at which the contract or transaction is authorized or solely because his, her or their votes are counted for such purpose, if:

(a)                                 The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

(b)                                 The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(c)                                  The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee of the Board of Directors, or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 5.09                             Forum for Adjudication of Disputes.

(a)                                 Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the Certificate of Incorporation or these Bylaws, (iv) any action to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or these Bylaws or (v) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware, or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware, or, if the Superior Court of the State of Delaware does not have jurisdiction, the United States District Court for the District of Delaware.  Any person purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 5.09 .

(b)                                 If any action the subject matter of which is within the scope of Section 5.09(a) above is filed in a court other than the Court of Chancery of the State of Delaware, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware (a “ Foreign Action ”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the Court of Chancery of the State of Delaware, the Superior Court of the State of Delaware and the United States District Court for the District of Delaware in connection with any action brought in any such courts to enforce

Section 5.09(a) above (an “Enforcement Action”) and (ii) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

(c)                                  If any provision or provisions of this Section 5.09 shall be held to be invalid, illegal or unenforceable as applied to any person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Section 5.09 (including, without limitation, each portion of any sentence of this Section 5.09 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons and circumstances shall not in any way be affected or impaired thereby.

Section 5.10                             Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

Section 5.11                             Pronouns. All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

ARTICLE VI

AMENDMENTS

Section 6.01                             Amendments. These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the Board of Directors or by the stockholders as provided in the Certificate of Incorporation.

Amendment to the Second Amended and Restated Bylaws

Pursuant to Article SIXTH of The Medicines Company Third Amended and Restated Certificate of Incorporation, as amended, and Section 6.01 of The Medicines Company Second Amended and Restated Bylaws (the “Bylaws”), the Bylaws be, and hereby are, amended as set forth below.

1.                                      Section 2.03 of the Bylaws is hereby deleted in its entirety and replaced with the following:

“Section 2.03.                    Classes of Directors. From the effective date of this Amendment to the Bylaws until the election of directors at the Corporation’s 2017 annual meeting of stockholders, pursuant to Section 141(d) of the General Corporation Law of the State of Delaware (“DGCL”), the Board of Directors shall be and is divided into two classes of directors: Class I and Class II, with the directors in Class I having a term that expires at the Corporation’s 2017 annual meeting of stockholders and the directors in Class II having a term that expires at the Corporation’s 2018 annual meeting of stockholders. The members of such Class I shall be those directors who, immediately prior to the effective date of this Amendment to the Bylaws, were members of Class I (and who were elected at the Corporation’s 2016 annual meeting of stockholders) and those directors who, immediately prior to the effective date of this Amendment to the Bylaws, were members of Class II (and who had terms scheduled to expire at the Corporation’s 2017 annual meeting of stockholders) or, in each case, their successors. The members of such Class II shall be those directors who, immediately prior to the effective date of this Amendment to the Bylaws, were members of Class III (and who had terms scheduled to expire at the Corporation’s 2018 annual meeting of stockholders) or their successors.

Commencing immediately following the election of directors at the Corporation’s 2017 annual meeting of stockholders until the election of directors at the Corporation’s 2018 annual meeting of stockholders, pursuant to Section 141(d) of the DGCL, the Board of Directors shall be divided into a single class of directors: Class I, with the directors in Class I having a term that expires at the Corporation’s 2018 annual meeting of stockholders. The members of such Class I shall be those directors who, immediately prior to the election of directors at the Corporation’s 2017 annual meeting of stockholders, were members of Class I (and who were elected at the Corporation’s 2017 annual meeting of stockholders) and those directors who, immediately prior to the election of directors at the Corporation’s 2017 annual meeting of stockholders, were members of Class II (and who had terms scheduled to expire at the Corporation’s 2018 annual meeting of stockholders) or, in each case, their successors.

Commencing immediately following the election of directors at the Corporation’s 2018 annual meeting of stockholders, the Board shall cease to be classified as provided in Section 141(d) of the DGCL, and directors whose terms have expired shall be elected to hold office for a term expiring at the Corporation’s next annual meeting of stockholders following their election; provided further, that the term of each director shall continue until the election and qualification of his successor and be subject to his earlier death, resignation or removal.”

2.                                      Section 2.04 of the Bylaws is hereby deleted in its entirety and replaced with the following:

“Section 2.04.                    [INTENTIONALLY OMITTED]”

3.                                      Section 2.05 of the Bylaws is hereby deleted in its entirety and replaced with the following:

“Section 2.05.                    Allocation of Directors Among Classes in the Event of Increases or Decreases in the Authorized Number of Directors .  Until the election of directors at the Corporation’s 2018 annual meeting of stockholders, in the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, subject to his earlier death, resignation or removal and (ii) unless otherwise provided from time to time by resolution of the Board of Directors, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors (A) commencing immediately following the election of directors at the Corporation’s 2016 annual meeting of stockholders until the election of directors at the Corporation’s 2017 annual meeting of stockholders, by adding to Class II (in the case of newly created directorships) or subtracting from Class I (in the case of newly eliminated directorships); provided that to the extent such adjustment would make Class II larger than Class I, directors shall be added or subtracted, as the case may be, such that no one class shall have more than one director more than any other class; provided, further, that if a fraction is contained in the quotient arrived at by dividing the authorized number of directors by two, then the extra director shall be a member of Class I, and (B) commencing immediately following the election of directors at the Corporation’s 2017 annual meeting of stockholders until the election of directors at the Corporation’s 2018 annual meeting of stockholders, by adding to or subtracting, as the case may be, from Class I.”

4.                                      Section 2.08 of the Bylaws is hereby deleted in its entirety and replaced with the following:

“Section 2.08.                    Removal.  Until the election of directors at the Corporation’s 2018 annual meeting of stockholders, directors of the Corporation may be removed only for cause by the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors. Commencing immediately following the election of directors at the Corporation’s 2018 annual meeting of stockholders, directors of the Corporation may be removed with or without cause by the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors.”

5.                                      Section 2.09 of the Bylaws is hereby deleted in its entirety and replaced with the following:

“Section 2.09.                    Vacancies.  Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected to hold office (i) prior to the election of directors at the Corporation’s 2018 annual meeting of stockholders, until the next election of the class for which such director shall have been chosen and (ii) commencing immediately following the election of directors at the Corporation’s 2018 annual meeting of stockholders, until the next election of directors by the stockholders, in each case subject to the election and qualification of his successor and to his earlier death, resignation or removal.”

6.                                      Except as set forth above, all other terms and provisions of the Bylaws shall remain in full force and effect.

Amendment to the Second Amended and Restated Bylaws

Pursuant to Article SIXTH of The Medicines Company Third Amended and Restated Certificate of Incorporation, as amended, and Section 6.01 of The Medicines Company Second Amended and Restated Bylaws, as amended (the “Bylaws”), the Bylaws be, and hereby are, amended as set forth below.

1.                                      Section 3.07 of the Bylaws is hereby deleted in its entirety and replaced with the following:

“Section 3.07.                    Chief Executive Officer. Unless the Board of Directors assigns the general charge and supervision of the business and affairs of the Corporation, in whole or in part, to the Chairman of the Board or to an officer designated by the Board as Executive Chairman, the Chief Executive Officer shall have general charge and supervision of the business and affairs of the Corporation, subject to the direction of the Board of Directors. The Chief Executive Officer shall have such other powers and perform such other duties or as the Board of Directors shall from time to time prescribe."

2.                                      Except as set forth above, all other terms and provisions of the Bylaws shall remain in full force and effect.